                                                                      EXHIBIT 11

                            USCS INTERNATIONAL, INC.

                       COMPUTATION OF PER SHARE EARNINGS

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                         THREE MONTHS ENDED   TWELVE MONTHS ENDED
                                                                            DECEMBER 31,          DECEMBER 31,
                                                                        --------------------  --------------------
                                                                          1997       1996       1997       1996
                                                                        ---------  ---------  ---------  ---------
Weighted average number of common shares outstanding during the
 period...............................................................     23,118     23,060     23,164     21,178
Common stock equivalents considered to be outstanding for the periods
 presented............................................................        803        979      1,039        897
                                                                        ---------  ---------  ---------  ---------
                                                                           23,921     24,039     24,203     22,075
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Net income............................................................  $   6,014  $   4,775  $  22,460  $  14,509
Earnings per share:
  Basic...............................................................      $0.26      $0.21      $0.97      $0.69
  Diluted.............................................................      $0.25      $0.20      $0.93      $0.66

Note: Earnings per share calculations have been restated to reflect application of Statement of Financial Accounting Standards No. 128 "Earnings per Share" and the Securities and Exchange Commission Staff Accounting Bulletin No. 98.

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